                                                                      EXHIBIT 21

                        SUNRISE MEDICAL INC. AND SUBSIDIARIES

                                 LIST OF SUBSIDIARIES



Name of Subsidiary                               Incorporation        Ownership %
------------------                               -------------        -----------
Sunrise Medical CCG Inc.                         Wisconsin                    100
Sunrise Medical HHG Inc.                         California                   100
  Homecare (Deutschland) GmbH                    Germany                      100
     DeVilbiss Medizinische Produkte GmbH        Germany                      100
     DeVilbiss Health Care (Europa) GmbH         Germany                      100
SunMed Finance Inc.                              Delaware                     100
Sunrise Medical Canada Inc.                      Canada                       100
Sunrise Medical Holdings B.V.                    Netherlands                  100
  Norsk Rehab AS                                 Norway                       100
  Sopur Medizintechnik GmbH                      Germany                      100
  Sunrise Medical B.V.                           Netherlands                  100
  Sunrise Medical S.A.                           France                       100
     DeVilbiss Medical France S.A.               France                       100
     SCI La Planche S.A.                         France                       100
  Talleres Uribarri S.L.                         Spain                        100
  Sunrise Medical S.r.l.                         Italy                        100
Sunrise Medical Ltd.                             United Kingdom               100
  Coopers Healthcare PLC                         United Kingdom               100
Sunrise Medical A.G.                             Switzerland                  100
Vitactiv AB                                      Sweden                       100
Sunrise Medical Pty Ltd.                         Australia                    100
Sunrise Medical Technologias S.A. de C.V.        Mexico                       100


----------------------

Each corporation is the parent of those indented beneath it.

The company has omitted from the list sixteen foreign and four domestic subsidiaries. None of the omitted companies individually or in the aggregate is a significant subsidiary.